SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           December 18,1995



                         BANYAN MORTGAGE INVESTMENT FUND
            (Exact name of Registrant as specified in its charter)


  Delaware                      1-9885                       36-3465359
(State of or other         (Commission File               (I.R.S. Employer
 jurisdiction of                Number)                    Identification
 incorporation)                                                   Number)



150 South Wacker Drive, Suite 2900, Chicago, IL                    60606
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code             (312) 553-9800




Item 4.     CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On December 18, 1995, Banyan Mortgage Investment Fund (the "Registrant") was informed by Coopers & Lybrand L.L.P. ("C&L") that it was resigning as the Registrant's independent accountant effective immediately. At no time during the past two years did C&L's report on the Registrant's financial statements contain an adverse opinion or a disclaimer of opinion, or was it qualified or modified as to uncertainty, audit scope, or accounting principles. C&L's decision was based solely on its own considerations and was not made based on any action taken by the Registrant's board of directors.

At no time during C&L's engagement as the Registrant's principal accountant were there any disagreements between the Registrant and C&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure. As of the date of this Report, the Registrant has engaged the independent accounting firm of Ernst and Young LLP to serve as the Registrant's principal independent accountant, to audit the Registrant's financial statements. Attached hereto as Exhibit 16.1 and 16.2, respectively, are copies of correspondence received by the Registrant from C&L informing the Registrant of its resignation as the Registrant's principal independent accountant and C&L's concurrence with the statements made by the Registrant with respect to the reasons for C&L's resignation.


ITEM 7.     FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

EXHIBITS:

    16.1 Coopers & Lybrand L.L.P.'s letter informing the Registrant of its resignation as the Registrant's principal independent accountant.

    16.2 Coopers & Lybrand L.L.P.'s letter to the Securities and Exchange Commission stating its agreement with the statement made by the Registrant in its Form 8-K, dated December 21, 1995.




                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  December 21, 1995               BANYAN MORTGAGE INVESTMENT FUND
                                        (Registrant)



                                      By:   /s/ Joel L. Teglia
                                            Joel L. Teglia
                                      Its:  Vice President, Chief Financial
                                            and Accounting Officer.